As filed with the Securities and Exchange Commission on August 1, 2007

Registration No. 333-141465

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO THE

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LOUISIANA BANCORP, INC.

(Exact name of registrant as specified in its articles of incorporation)

Louisiana	6036	20-8715162
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1600 Veterans Memorial Blvd.

Metairie, Louisiana 70005

(504) 834-1190

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Lawrence J. LeBon, III

Chairman, President and Chief Executive Officer

Louisiana Bancorp, Inc.

1600 Veterans Memorial Blvd.

Metairie, Louisiana 70005

(504) 834-1190

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Raymond A. Tiernan, Esq.

Hugh T. Wilkinson, Esq.

Elias, Matz, Tiernan & Herrick L.L.P.

734 15th Street, N.W., 12th Floor

Washington, D.C. 20005

PART II

Deregistration of Common Stock

The Registrant hereby deregisters 663,518 shares of common stock, par value $.01 per share (“Common Stock”), previously registered. The Company previously registered 7,009,250 shares of Common Stock of which 6,345,732 shares were issued in the Registrant’s recently completed offering of Common Stock.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Form S-1 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Metairie, Louisiana on July 31, 2007.

Louisiana Bancorp, Inc.

By:	/s/ Lawrence J. LeBon, III
Lawrence J. LeBon, III Chairman, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Lawrence J. LeBon, III Lawrence J. LeBon, III	Chairman of the Board, President and Chief Executive Officer	July 31, 2007

/s/ John LeBlanc John LeBlanc	Senior Vice President and Chief Financial Officer	July 31, 2007

/s/ Marc F. Eagan, Jr. Marc F. Eagan, Jr.	Director	July 31, 2007

/s/ Michael E. Guarisco Michael E. Guarisco	Director	July 31, 2007

/s/ Gordon K. Konrad Gordon K. Konrad	Director	July 31, 2007

/s/ Brian G. LeBon, Sr. Brian G. LeBon, Sr.	Director	July 31, 2007

/s/ Ivan J. Miestchovich Ivan J. Miestchovich	Director	July 31, 2007

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